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As filed with the Securities and Exchange Commission on January 4, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PDC ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Copies to:
Daniel W. Amidon, Esq. Senior Vice President, General Counsel and Secretary PDC Energy, Inc. 1775 Sherman Street, Suite 3000 Denver, Colorado 80203 (303) 860-5800	John A. Elofson, Esq. Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	9,386,768	$73.26	$687,674,623.68	$79,702

(1)
Represents outstanding shares of the registrant's common stock offered by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the amount of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any stock splits, stock dividends or similar transactions.

(2)
Proposed maximum offering price of shares of the registrant's common stock to be sold by the selling stockholders is based upon the market value of shares of the registrant's common stock of PDC Energy, Inc. in accordance with Rule 457(c) under the Securities Act, calculated as the average of the high and low price as of December 30, 2016.

PROSPECTUS

PDC Energy, Inc.

Common Stock

9,386,768 Shares of Common Stock

        This prospectus relates to the offer and sale from time to time of up to 9,386,768 shares of our common stock by the selling stockholders identified in this prospectus. The registration of shares of our common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders.

        The selling stockholders may sell the shares of common stock offered by this prospectus from time to time as they may determine through ordinary brokerage transactions, directly to market makers, in private sales, through dealers or agents or through any other means described in "Plan of Distribution." The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents and similar fees and fees of counsel incurred by such selling stockholder. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

        Our common stock is traded on the NASDAQ under the symbol "PDCE." On January 3, 2017, the last reported sale price of our common stock on the NASDAQ was $74.31.

        Our principal executive offices are located at 1775 Sherman Street, Suite 3000, Denver, Colorado 80203. Our telephone number is 303-860-5800.

        Investing in our securities involves a high degree of risk. You should carefully consider the matters discussed under the section entitled "Risk Factors" on page 2 of this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2017.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. By using a shelf registration statement, the selling stockholders may, at any time and from time to time, in one or more offerings, sell the common stock described in this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the SEC. We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless otherwise indicated or the context requires otherwise, all references in this prospectus to the "Company," "PDC," "PDC Energy," "we," "us," or "our" are to PDC Energy, Inc., and its consolidated subsidiaries, including our proportionate share of the financial position, results of operations, cash flows and operating activities of our affiliated partnerships.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this prospectus are forward-looking statements. Words such as expects, anticipates, will, intends, plans, believes, seeks, estimates, projects, targets, aims and similar expressions or variations of such words are intended to identify forward-looking statements herein.

        Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, crude oil, natural gas and natural gas liquids, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

        Furthermore, we urge you to carefully review and consider the cautionary statements and disclosures made in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties that could affect our business, financial condition, results of operations and cash flows as discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K") and our Quarterly Report

on Form 10-Q for the quarterly period ended September 30, 2016 (the "2016 3Q Form 10-Q"). We caution you not to place undue reliance on forward-looking statements, which speak only as of the respective dates on which they were made. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

 RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the 2015 Form 10-K and the 2016 3Q Form 10-Q, both of which are incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus. All of the foregoing documents are incorporated by reference into this prospectus to the extent described in "Information Incorporated by Reference." Also, please read "Cautionary Statement Regarding Forward-Looking Statements."

        Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks not known to us or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, of which 65,671,281 shares were issued and outstanding as of January 2, 2017, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding as of the date hereof.

        The following summary of the capital stock and the certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to the full text of the certificate of incorporation and bylaws, which are filed as exhibits to the documents incorporated by reference into this prospectus.

Common Stock

        Holders of common stock of the Company are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Except as may be otherwise provided in a preferred stock designation, holders of common stock have the exclusive right to vote for the election of directors.

        Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the Company's board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange or pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company's affairs, holders of common stock will be entitled to share ratably in the Company's assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of the Company's debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Anti-takeover Effects of Delaware Law and Provisions of the Company's Certificate of Incorporation and Bylaws

  Delaware Law

        Section 203 of the Delaware General Corporation Law (the "DGCL") generally prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  prior to such time, either the business combination or the transaction in which the stockholder became an interested stockholder was approved by the board of directors;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        An "interested stockholder" is generally defined as a person or group that beneficially owns 15% or more of the corporation's outstanding common stock. A "business combination" includes a merger, consolidation, sale of assets or other transaction resulting in a financial benefit to the stockholder.

  Certificate of Incorporation and Bylaws

        The certificate of incorporation and bylaws:

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  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company's stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the Company's principal executive offices not less than 80 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year. The bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors and may not exceed a total of nine; and

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  provide for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors who may be elected by holders of preferred stock, if any.

Limitation of Liability and Indemnification Matters

        The certificate of incorporation limits the liability of the Company's directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL.

        Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

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  for any breach of their duty of loyalty to the Company or its stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for unlawful payment of dividends or an unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

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  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        The bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with each of its directors pursuant to which is has generally agreed to provide indemnification and advancement to the directors to the maximum extent permitted by the DGCL.

 USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or commissions.

SELLING STOCKHOLDERS

        We issued the 9,386,768 shares of our common stock to the selling stockholders pursuant to an exemption from registration under the Securities Act in connection with the closing of our acquisition of certain properties in the Delaware Basin portion of the Permian Basin region in Texas (the "Delaware Basin Acquisition") on December 6, 2016. The selling stockholders are the investors named in the Investment Agreements, each dated as of December 6, 2016, entered into in connection with (i) that certain Stock Purchase and Sale Agreement, dated August 23, 2016, by and among the seller parties thereto, Kimmeridge Energy Management Company GP, LLC (the "Sellers' Representative"), Arris Petroleum Corporation, and PDC and (ii) that certain Asset Purchase and Sale Agreement, dated August 23, 2016, by and among 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC, the Sellers' Representative and PDC. Each Investment Agreement was attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 7, 2016.

        Pursuant to the terms of the Investment Agreements, the selling stockholders are prohibited from offering, pledging, selling, contracting to sell, granting any option or contract to purchase, purchasing any option or contract to sell, or otherwise disposing of, directly or indirectly, any portion of the shares they received in the Delaware Basin Acquisition for a period of 180 days from the closing of the acquisition (the "Lockup Expiration Date"). On or before the Lockup Expiration Date, we will file a prospectus supplement or an amendment to the registration statement of which this prospectus is a part that will name each selling stockholder and indicate the nature of any position, office, or other material relationship which such selling stockholder has had within the past three years with PDC or any of its predecessors or affiliates. As of the date hereof, we are not aware of any such relationship except as a result of the selling stockholders' ownership of our common stock as a result of the Delaware Basin Acquisition. The prospectus supplement or amended registration statement will also set forth the number of shares of our common stock owned by each selling stockholder, the number of shares of our common stock to be offered for each selling stockholder's account, and the number and (if one percent or more) the percentage of shares of our common stock to be owned by each selling stockholder after completion of the offering.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common stock is Computershare Limited.

PLAN OF DISTRIBUTION

        The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price less any discounts, commissions and expenses of the selling stockholders related to this offering. We expect that the selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of shares to be made directly or through agents, for any reason, including if they deem the purchase price to be unsatisfactory at any particular time.

        The shares offered by this prospectus may be sold from time to time to purchasers:

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  directly by the selling stockholders; or

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  through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling stockholders or the purchaser(s) of the shares. These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.

        The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions.

        The shares offered in this prospectus may be sold in one or more transactions at:

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  fixed prices;

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  prevailing market prices at the time of sale;

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  prices related to such prevailing market prices;

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  varying prices determined at the time of sale; or

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  negotiated prices.

        These sales may be effected in one or more transactions:

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  on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including the NASDAQ;

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  in the over-the-counter market;

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  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

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  in privately negotiated transactions, distributions or transfers (other than for value) by the selling stockholders to limited partners, members or stockholders of the selling stockholders or transfers (other than for value) to any corporation, partnership or other business entity that is the direct or indirect affiliate of the selling stockholders;

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  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

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  through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

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  through the settlement of short sales;

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  through any combination of the foregoing; or

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  in any other manner permitted by law.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with the sales of the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

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  enter into transactions with a broker-dealer, affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus, in which case such other party may use shares of our common stock received from the selling stockholders to close out any short positions created;

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  sell our common stock short itself pursuant to this prospectus and use shares of our common stock held by it to close out its short positions;

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  enter into option or other types of transactions that require the selling stockholders to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus; or

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  loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        A short sale of shares by a broker-dealer, financial institution or the selling stockholders would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholders may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholders may consider, among other things, the price of shares available for purchase in the open market. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. Any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent that the shares offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those shares on different terms pursuant to another prospectus supplement, if required. To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer, underwriter or agent regarding the sale of the common stock.

        One or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, and we will amend, if necessary, the name of such selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder(s) under this prospectus. Each selling stockholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The shares are listed on the NASDAQ under the symbol "PDCE."

        There can be no assurance that the selling stockholders will sell any or all of the shares under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. In addition, the selling stockholders may sell the common stock by any other legally available means. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

        The selling stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

        We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the shares to the public incurred by us, including the payment of federal securities law and state blue sky registration fees. We will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares nor any other fees or expenses incurred by the selling stockholders in connection with the registration of the shares.

        Agents and underwriters may be entitled under agreements entered into with the selling stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business.

        Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

        We will not receive any proceeds from sales of any securities by the selling stockholders.

        Once sold under the registration statement of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

        Davis Graham and Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus. If counsel for the selling stockholders or underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

 EXPERTS

Independent Registered Public Accounting Firms

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited consolidated balance sheet of Arris Petroleum Corporation as at December 31, 2015 and the related audited consolidated statements of operations, stockholders' deficit and cash flows of Arris Petroleum Corporation incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on September 8, 2016, have been so incorporated in reliance upon the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Independent Petroleum Consultants

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott, an independent petroleum and natural gas consulting firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2015 Form 10-K incorporated by reference in this prospectus, the information derived from the reports of Ryder Scott is included under "Items 1 and 2. Business and Properties" and "Supplemental Information—Unaudited" of the Notes to Consolidated Financial Statements.

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the natural gas and oil reserves of Arris Petroleum Corporation is from information provided by Cawley, Gillespie & Associates, Inc. an independent petroleum and natural gas consulting firm, and is incorporated by reference into this prospectus by reference to our Current Report on Form 8-K filed with the SEC on September 8, 2016, with the authority of said firm as experts with respect to the information provided.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We have filed a registration statement on Form S-3 to register the securities to be issued pursuant to this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

        We also maintain an Internet website at www.pdce.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any portion of such document that may have been "furnished" but not "filed" for purposes of the Exchange Act) until all of the securities that may be offered by this prospectus are sold or the offering is terminated. We do not, however, incorporate by reference in this prospectus any documents or portions thereof, or any other information, that we furnish or are deemed to furnish, and not file, with the SEC in accordance with the SEC rules. The following documents have been filed by us with the SEC (File No. 000-07246) and are incorporated by reference into this prospectus:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

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  The information in our Definitive Proxy Statement on Schedule 14A filed on April 20, 2015, that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

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  Our Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2016, June 30, 2016, and September 30, 2016;

  •
  Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on March 11, 2016, April 20, 2016, May 18, 2016, June 3, 2016, June 14, 2016, July 8, 2016, August 24, 2016, September 8, 2016, September 12, 2016, September 13, 2016, September 14, 2016, September 15, 2016, December 1, 2016, December 7, 2016, and December 16, 2016.

        Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information.

        You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Investor Relations Department
Manager Investor Relations
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
IR@pdce.com

PDC ENERGY, INC.

9,386,768 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth various estimated expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. These expenses have been estimated solely for the purposes of this item. Actual expenses may vary.

SEC registration fee	$79,702
Printing expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Engineering fees and expenses		(1)
Miscellaneous		(1)

(1)
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

        We will pay the expenses incurred in connection with the sale and distribution of the securities being registered, but the selling stockholders will pay the brokers' or underwriters' fees, expenses, commissions or discounts in connection with the sale of the securities being registered or the fees and expenses of legal counsel for the selling stockholders.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 102 of the DGCL, which is applicable to us, permits a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct, knowingly violated a law, authorized the payment of an unlawful dividend, approved an unlawful stock purchase or redemption or derived an improper personal benefit.

        Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe such person's conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws generally provide we will indemnify our directors and officers to the extent permitted by the DGCL.

        We have entered into indemnification agreements with all of our directors. Under the indemnification agreements, we are generally required to indemnify the directors to the full extent authorized or permitted by applicable law.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        See Exhibit Index.

ITEM 17.    UNDERTAKINGS

        (a)   The registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 4, 2017.

PDC ENERGY, INC.
By	/s/ BARTON R. BROOKMAN Barton R. Brookman President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Barton R. Brookman and David W. Honeyfield, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARTON R. BROOKMAN Barton R. Brookman	President and Chief Executive Officer and Director (principal executive officer)	January 4, 2017
/s/ DAVID W. HONEYFIELD David W. Honeyfield	Chief Financial Officer (principal financial officer)	January 4, 2017
/s/ R. SCOTT MEYERS R. Scott Meyers	Chief Accounting Officer (principal accounting officer)	January 4, 2017
/s/ JEFFREY C. SWOVELAND Jeffrey C. Swoveland	Chairman of the Board of Directors	January 4, 2017

Signature	Title	Date

/s/ JOSEPH E. CASABONA Joseph E. Casabona	Director	January 4, 2017
/s/ ANTHONY J. CRISAFIO Anthony J. Crisafio	Director	January 4, 2017
/s/ LARRY F. MAZZA Larry F. Mazza	Director	January 4, 2017
/s/ DAVID C. PARKE David C. Parke	Director	January 4, 2017
/s/ KIMBERLY LUFF WAKIM Kimberly Luff Wakim	Director	January 4, 2017

EXHIBIT INDEX

Exhibit No.	Document
1.1	Underwriting Agreement, by and between PDC Energy, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, dated as of March 7, 2016 (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of PDC Energy, Inc., filed on March 11, 2016).

1.2	Underwriting Agreement, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, dated as of September 8, 2016 (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of PDC Energy, Inc., filed on September 14, 2016).

1.3	Underwriting Agreement, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, dated as of September 8, 2016 (incorporated by reference to Exhibit 1.2 to the Current Report on Form 8-K of PDC Energy, Inc., filed on September 14, 2016).

2.1	Plan of Conversion, dated June 5, 2015, by PDC Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K12B of PDC Energy, Inc., filed on June 8, 2015).

2.2	Stock Purchase and Sale Agreement, dated August 23, 2016, by and among the seller parties thereto, Kimmeridge Energy Management Company GP, LLC, Arris Petroleum Corporation, and PDC Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of PDC Energy, Inc., filed on August 24, 2016).

2.3	Asset Purchase and Sale Agreement, dated August 23, 2016, by and among 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC, Kimmeridge Energy Management Company GP, LLC and PDC Energy, Inc. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of PDC Energy, Inc., filed on August 24, 2016).

4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K12B of PDC Energy, Inc., filed on June 8, 2015).

4.2	Indenture, dated as of October 3, 2012, by and between the Company and U.S. Bank Trust National Association, as Trustee, including the form of 7.75% Senior Notes due 2022 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of PDC Energy, Inc., filed on October 3, 2012).

4.3	Base Indenture, dated as of September 14, 2016, by and between the Company and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of PDC Energy, Inc., filed on September 14, 2016).

4.3.1	First Supplemental Indenture, dated as of September 14, 2016, by and between the Company and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of PDC Energy, Inc., filed on September 14, 2016).

4.4	Indenture, dated as of September 15, 2016, by and between PDC Energy, Inc. and U.S. Bank Trust National Association, as Trustee, relating to the 6.125% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of PDC Energy, Inc., filed on September 15, 2016).

Exhibit No.		Document
4.5		Purchase Agreement, dated as of September 12, 2016, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein, relating to the 6.125% Senior Notes due 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on September 15, 2016).

4.6		Registration Rights Agreement, dated as of September 15, 2016, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to the 6.125% Senior Notes due 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of PDC Energy, Inc. filed on September 15, 2016).

5.1	*	Opinion of Davis Graham & Stubbs LLP.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Ryder Scott Company, L.P., Petroleum Consultants.

23.3	*	Consent of Cawley, Gillespie & Associates, Inc., Petroleum Consultants.

23.4	*	Consent of EKS&H LLLP.

23.5	*	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

24.1	*	Powers of Attorney (included on the signature pages to this registration statement)

*
Filed herewith.